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                                                                      EXHIBIT 23

                  PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                  EXHIBIT 23
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-37666, 33-46113, 33-58145, 33-60631, 333-06843,
333-30185, 333-30201 and 333-36737) of our report dated February 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of Playboy Enterprises, Inc. as of December 31, 1997, June 30, 1997 and June 30, 1996, and for the six-month transition period ended December 31, 1997 and for each of the three fiscal years in the period ended June 30, 1997, which report is included in this Transition Report on Form 10-K.



Coopers & Lybrand L.L.P.

Chicago, Illinois
March 30, 1998